SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2001

COMPAQ COMPUTER CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant’s telephone number, including area code)

ITEM 5.     Other Events.

In a press release dated October 23, 2001, Compaq Computer Corporation (“Compaq”) (NYSE: CPQ) reported revenue of $7.5 billion for the third quarter ended September 30, 2001. Net loss from operations for the third quarter ended September 30, 2001 was $120 million, or $(0.07) per diluted common share. Results exclude net investment losses of $514 million ($379 million, net of tax), primarily related to Compaq’s investment in CMGI, Inc. Including this amount, Compaq reported a net loss of $499 million, or $(0.29) per diluted common share for the third quarter ended September 30, 2001. The press release, dated October 23, 2001, regarding Compaq’s financial results for the third quarter 2001, including unaudited consolidated financial statements for the third quarter ended September 30, 2001, is attached as Exhibit 99.1 and is available on Compaq’s website at (www.compaq.com). Compaq’s business results and outlook are discussed more fully in Compaq’s Form 10Q for the quarter ended September 30, 2001, which was filed on October 23, 2001.

Compaq's web site (www.compaq.com) contains a significant amount of information about Compaq, including financial and other information for investors. Compaq encourages investors to visit its web site from time to time, as information is updated and new information is posted.

ITEM 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits

Exhibit 99.1     Press Release dated October 23, 2001.
Exhibit 99.2     Business Outlook and Discussion of Financial Results, Third Quarter 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: October 24, 2001	By: /s/ Linda S. Auwers Linda S. Auwers, Vice President, Deputy General Counsel and Secretary

Exhibit Index

                 Exhibit No.                        Description

                     99.1                       Press Release dated October 23, 2001

                     99.2                       Business Outlook and Discussion of Financial Results, Third Quarter 2001